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                                                                    Exhibit d(6)


                   FORM OF ASSIGNMENT AND ASSUMPTION CONTRACT

     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT, dated as of the ____ day of ___________, __________, between Citi Fund Management Inc., a Delaware corporation ("Assignor") and Salomon Brothers Asset Management Inc., a Delaware corporation ("Assignee").

     WHEREAS Assignor is party to investment advisory and subadvisory agreements relating to the accounts listed on Annex A (the "Agreements") and wishes to assign such Agreements to the Assignee.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

     1. Assignment. Assignor does hereby assign to Assignee all rights, interests and benefits of the Assignor thereunder.

     2. Assumption. Assignee hereby accepts the foregoing assignment of each such Agreement and assumes and undertakes to discharge, perform and be liable for such obligations of Assignor under each such Agreement for the period beginning on the date hereof.

     3. Consents. If the account party to which a particular Agreement relates executes the acknowledgment on the signature page hereto, such acknowledgment shall release Assignor from any and all obligations under such Agreement for the period beginning on the date hereof.

     4. Miscellaneous. This Assignment and Assumption may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption as of the date first written above.

CITI FUND                                                SALOMON BROTHERS
MANAGEMENT INC.                                          ASSET MANAGEMENT INC.


By:                                              By:
   -------------------------                       ----------------------------
   Name:                                           Name:
   Title:                                          Title:



Acknowledged and Agreed as of the date hereof:

Salomon Funds Trust, on behalf of:
Salomon Brothers New York Tax Free Income Fund
Salomon Brothers National Tax Free Income Fund
Salomon Brothers California Tax Free Income Fund
Salomon Brothers Mid Cap Fund


By:
   -----------------------------------
   Name:
   Title:


                                      -2-


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                                                                      Exhibit d


                                     Annex A

                                  List of Funds

Salomon Funds Trust, on behalf of:
Salomon Brothers New York Tax Free Income Fund
Salomon Brothers National Tax Free Income Fund
Salomon Brothers California Tax Free Income Fund
Salomon Brothers Mid Cap Fund